UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 14, 2007

Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26013 (Commission File Number)	84-1334687 (I.R.S. Employer Identification No.)

10635 Santa Monica Boulevard, Suite 120 Los Angeles, California 90025 (Address of principal executive offices) (zip code)

(310) 461-3600 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 14, 2007, Mr. Thomas Heck resigned from his position as a Director. Mr. Heck’s resignation was effective immediately. In his notice of resignation, Mr. Heck stated the reason for his resignation was that the Manufacturing and Supply Agreement we recently entered into with Mikart, Inc., created a potential conflict of interest for Mr. Heck between us and Mr. Heck’s other business interests. We are not aware of any disagreements with Mr. Heck of the type required to be disclosed per Item 5.02(a) of this Form 8-K. We have not identified a replacement for Mr. Heck, and for the foreseeable future this will be a vacancy on our Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2007
Auriga Laboratories, Inc.
a Delaware corporation

/s/ Philip S. Pesin By: Philip S. Pesin
Its: Chief Executive Officer